As filed with the Securities and Exchange Commission on May 4, 1995

                                                    Registration No. 33-___
                     SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM S-8

                           Registration Statement
                        Under the Securities Act of 1933

                            THE WARNACO GROUP, INC.
                 (Exact name of registrant as specified in its charter)

            DELAWARE                                        95-4032739
    (State or other jurisdiction                         (I.R.S. Employer
    of incorporation or organization)                    Identification No.)

                                 90 Park Avenue
                             New York, New York  10016
                      (Address of principal executive offices)

           THE WARNACO GROUP, INC. AMENDED AND RESTATED 1993 STOCK PLAN
                            (Full title of the plan)
                                _______________

                            STANLEY P. SILVERSTEIN, ESQ.
                           Vice President, General Counsel
                                    and Secretary
                                The Warnaco Group, Inc.
                                    90 Park Avenue
                                New York, New York 10016
                        (Name and address of agent for service)

                                  (212) 661-1300
            (Telephone number, including area code, of agent for service)
                                 _______________

                         CALCULATION OF REGISTRATION FEE
_______________________________________________________________________________
                                  Proposed       Proposed
 Title of                         maximum        maximum
 securities          Amount       offering       aggregate       Amount of
  to be              to be        price per      offering       registration
 registered        registered       unit          price            fee
_______________________________________________________________________________

 Class A Common     2,400,000*    $17.0625**     $40,950,000**     $14,121**
 Stock, par
 value $0.01
 per share
_______________________________________________________________________________

 *  Estimated amount which may be issued during the next two years.
** Estimated in accordance with Rule 457(h) under the Securities Act of 1933 on the basis of the maximum number of securities under the plan that are covered by this registration statement solely for the purpose of determining the registration fee.



                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item 3.  Incorporation of Documents by Reference.

                    The registrant, The Warnaco Group, Inc., a
          Delaware corporation (the "Company"), incorporates by reference in this registration statement the following documents which have been filed with the Securities and Exchange Commission:

                    (a) The Company's Annual Report on Form 10-K for the year ended January 7, 1995.

                    (b)  All other reports filed by the Company
                    pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 7, 1995.

                    (b) The description of the Company's Class A Common Stock, par value $0.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A, dated September 10, 1991, filed pursuant to Section 12(b) of the Exchange Act.

                    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

          Item 4.  Description of Securities.

                    Not Applicable.

          Item 5.  Interests of Named Experts and Counsel.

                    The legality of the shares of the Common Stock offered hereby will be passed upon for the Company by Stanley P. Silverstein, Esq., General Counsel to the Company. Mr. Silverstein beneficially owns 68,400 shares of the Company's Common Stock which number includes vested but unexercised options to acquire 42,000 shares of Common Stock.

          Item 6.  Indemnification of Directors and Officers.

                    Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Company adopted an amendment to its certificate of incorporation, which eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL and reference is made to Article XII of its Restated Certificate of Incorporation, as amended.

                    Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.
          A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the fullest extent permitted by Delaware law and reference is made to
          Article VIII of the Bylaws of the Company.

                    In addition, the Company maintains a directors' and officers' liability insurance policy and has entered into indemnification agreements with each of its executive officers and directors.

          Item 7.  Exemption from Registration Claimed.

                    Not Applicable.

          Item 8.  Exhibits.

          Exhibits

          4.1  Amended and  Restated Certificate of
               Incorporation of the Company. (Incorporated herein by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q filed on August 11, 1993.)

          4.2 By-Laws of the Company. (Incorporated herein by reference to Exhibit 3.2 to the Company's
               Registration Statement on Form S-1, File No.
               33-45877.)

          5.1  Opinion of Stanley P. Silverstein, General
               Counsel of the Company, regarding the legality of the shares of Common Stock being offered hereby.

          23.1 Consent of Stanley P. Silverstein, Esq., General
               Counsel of the Company (included in Exhibit 5.1 hereto).

          23.2 Consent of Ernst & Young LLP, independent auditors.

          24.1 Powers of attorney (included on the signature page of this registration statement).

          99.1 Amended and Restated 1993 Stock Plan. (Incorporated herein by reference to the Company's Proxy Statement for its 1994 Annual Meeting of Shareholders.)

          Item 9.  Undertakings.

          1.   The undersigned registrant hereby undertakes:

               (a) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will governed by the final adjudication of such issue.


                                  SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 4, 1995.

                                        THE WARNACO GROUP, INC.


                                        By:  /s/ Linda J. Wachner
                                             _________________________
                                             Linda J. Wachner
                                             Chairman, President and
                                             Chief Executive Officer


                             POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Linda J. Wachner, William S. Finkelstein and Stanley P. Silverstein , and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     Name                             Title                   Date

     /s/ Linda J. Wachner          Chairman of the          May  4, 1995
     __________________________    Board;  Director;
     Linda J. Wachner              President and
                                   Chief Executive
                                   Officer
                                   (Principal
                                   Executive Officer)

     /s/ William S. Finkelstein    Director; Senior         May  4, 1995
     __________________________    Vice President and
     William S. Finkelstein        Chief Financial
                                   Officer (Principal
                                   Financial Officer
                                   and Principal
                                   Accounting
                                   Officer)

     /s/ Joseph A. Califano, Jr.   Director                 May 4, 1995
     ___________________________
     Joseph A. Califano, Jr.

     /s/ Andrew G. Galef           Director                 May 4, 1995
     __________________________
     Andrew G. Galef

     /s/ Stewart A. Resnick        Director                 May 4, 1995
     __________________________
     Stewart A. Resnick

     /s/ Robert D. Walter          Director                 May 4, 1995
    ___________________________
    Robert D. Walter



                               EXHIBIT INDEX

     Exhibit
       No.                  Description                     Page No.

     4.1            Amended and Restated Certificate of
                    Incorporation of the Company.
                    (Incorporated herein by reference
                    to Exhibit 3.1 to the Company's
                    Quarterly Report on Form 10-Q filed
                    on August 11, 1993.)                             *

     4.2            By-Laws of the Company.
                    (Incorporated herein by reference
                    to Exhibit 3.2 to the Company's
                    Registration Statement on Form S-1,
                    File No. 33-45877.)                              *

     5.1            Opinion of Stanley P. Silverstein,
                    General Counsel of the Company,
                    regarding the legality of the
                    shares of Common Stock being
                    offered hereby.                                  9

     23.1           Consent of Stanley P. Silverstein,
                    Esq., General Counsel of  the
                    Company                                         **

     23.2           Consent of Ernst & Young LLP,
                    independent auditors.                           11

     24.1           Powers of attorney                             ***

     99.1           Amended and Restated 1993 Stock
                    Plan.  (Incorporated herein by
                    reference to the Company's Proxy
                    Statement for its 1994 Annual
                    Meeting of Shareholders.)                        *

     __________

     *      Incorporated by reference.
     **     Included in Exhibit 5.1
     ***    Included on the signature page of registration statement.



                                        May 4, 1995

          Board of Directors
          The Warnaco Group, Inc.
          90 Park Avenue
          New York, New York 10016

          Gentlemen:

                    I am General Counsel of The Warnaco Group,
          Inc., a Delaware corporation (the "Company"), and have acted as such in connection with (i) the Company's Amended and Restated 1993 Stock Plan (the "Plan"), (ii) the Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 2,400,000 shares of the Company's Class A Common Stock, par value $.01 per share, which may be issuable under the Plan prior to May 4, 1997 (the "Plan Shares").

                    This opinion is being delivered pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

                    In connection with this opinion, I have
          examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of
          (i) the Plan; (ii) the Amended and Restated Certificate of Incorporation of the Company; (iii) the By-Laws of the Company; (iv) resolutions of the Compensation Committee of the Board of Directors of the Company adopting the Plan and an amendment thereto and the approval by the Company's Stockholders of the Plan at the Company's 1993 Annual Meeting of Stockholders and an amendment thereto at the Company's 1994 Annual Meeting of Stockholders; (v) the Registration Statement being filed today with the Securities and Exchange Commission under the Securities Act; (vi) the prospectus to be sent to Plan participants describing the Plan; and (vii) such other documents as I have deemed necessary or appropriate as a basis for the opinion set forth below. In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others.

                    I am admitted to the Bar of the State of New
          York and, except as set forth in the paragraph immediately below, I express no opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware and the laws of the United States of America to the extent expressly set forth herein.

                    Based upon and subject to the foregoing, I am of the opinion that the Plan Shares reserved for issuance under the Plan, have been duly authorized and that the Plan Shares, when issued and delivered in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

                    I consent to the filing of this opinion as
          Exhibit 5.1 to the Registration Statement. In giving this consent, I do not admit that I am an expert within the meaning of the Securities Act or that this consent is required pursuant to Section 7 of the Securities Act.

                                        Very truly yours,

                                        /s/ Stanley P. Silverstein
                                        ____________________________
                                        Stanley P. Silverstein



                      CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Warnaco Group, Inc. Amended and Restated 1993 Stock Plan for the registration of 2,400,000 shares of The Warnaco Group, Inc. Class A Common Stock of our report dated February 23, 1995, with respect to the consolidated financial statements and schedules of The Warnaco Group, Inc. included in the Annual Report (Form 10-K) for the year ended January 7, 1995.

                                             ERNST & YOUNG LLP

     New York, New York
     May 2, 1995